EXHIBIT 23.1
EXHIBIT NO. 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-270613 and No. 333-260498) and Forms S-8 (No. 333-226984, No. 333-236721. No 333-238752 and No. 333-263816) of Colony Bankcorp, Inc. of our report dated March 13, 2026 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of Colony Bankcorp, Inc. for the year ended December 31, 2025.

/s/ Mauldin & Jenkins., LLC
Albany, Georgia
March 13, 2026